EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT

     This Agreement is made effective this 14th day of October, 2002 (the "Effective Date"), by and between Recom Managed Systems, Inc., a Delaware corporation ("Company"), and Marvin H. Fink, ("Executive").

                              TERMS AND CONDITIONS

     In consideration of the premises and the mutual covenants and agreements set forth below, the parties agree as follows:

     1. Employment. Executive agrees to serve as Chief Executive Officer of Company, and as Chairman of the Company's Board of Directors, for the term of this Agreement, subject to the terms set forth in this Agreement and the provisions of the Bylaws of Company.

     2. Compensation. As compensation for his services during the term of this Agreement, Executive shall receive the amounts and benefits set forth in this Section 2 all effective as of the Effective Date unless otherwise specified:

          (a) Salary. The Executive will receive an annual base salary of $1 ("Base Salary"). However, this base salary may be reviewed and adjusted by the Board in light of the Company's performance following the one year anniversary of this Agreement.

          (b) Bonus. Participation in the Company's management bonus plan, with bonus payments to be determined and paid pursuant to Schedule A attached hereto ("Bonus"). The Executive will not be entitled to a minimum bonus. The Executive agrees that any bonus payment is contingent upon its performance objectives being met in full accordance with generally accepted accounting principles and in accordance with the Company's Guiding Principles.

          (c) Employee Benefits. Participation in the employee benefit plans maintained by the Company and in other benefits provided by Company and in other benefits provided to senior executives as contained which may include medical, hospitalization, dental, long-term care and life insurance programs.
 Executive shall, to the extent eligible, be entitled to participate at a level commensurate with his position in all employee benefit, welfare and retirement plans and programs, as well as equity plans, provided by the Company to its senior executives in accordance with the terms thereof as in effect from time to time. Notwithstanding the forgoing, the Company and Executive acknowledge that some of the above referenced benefits may not yet be in effect, including the Company's medical plan. Until such medical plan is established, the Company agrees to reimburse Executive for his current individual medical plan, for him and his family, in the amount not to exceed $2,000.00 per month.

          (d) Perquisites. The Company shall provide to Executive, at the Company's cost, all perquisites to which other senior executives of the Company are entitled to receive and such other perquisites which are suitable to the character of Executive's position with the Company and adequate for the performance of his duties hereunder as Chief Executive Officer. To the extent consistent with any applicable state or federal laws, the Company shall not treat such amounts as income to Executive.


Page 1

          (e) Business and Entertainment Expenses. Upon submission of appropriate documentation in accordance with its policies in effect from time to time, the Company shall pay or reimburse Executive for all business expenses which Executive incurs in performing her duties under this Agreement, including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which Executive participates in accordance with the Company's policies in effect from time to time.

          (f) Flexible Time Off. Executive shall be entitled to paid time off in accordance with the standard written policies of the Company with regard to senior executives, but in no event less than twenty-five (25) days, per calendar year.

          (g) Automobile Allowance. Executive shall be entitled to a monthly automobile allowance in the amount of $1,200.00

     3. Equity. It is acknowledged that Executive has been granted 700,000 shares of restricted common stock ("Restricted Stock") as of the Effective Date of this Agreement with specific terms and conditions provided in the relevant documentation including the Restricted Stock Agreement attached
hereto as Exhibit A.   It is acknowledged that shares of the Restricted Stock
will vest at a rate of 8.33% or 58,333 shares per quarter from the Effective Date of this Agreement so that the Restricted Shares will be 100% vested on the third anniversary of the Effective Date of this Agreement, conditioned upon Executive's continued employment with the Company as of each vesting date. Executive shall be entitled to all cash dividends paid on the Restricted Stock. If there is (i) any stock dividend, stock split or other change in the Restricted Stock, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities attributable to the Restricted Stock shall be included thereafter as "Restricted Stock" for purposes of this Agreement.

     4. Term. This Agreement and Executive's employment under this Agreement shall be effective as of the Effective Date and shall continue for a term ending on October 14, 2006 (the "Term"). This Agreement and Executive's employment may be terminated by either party prior to the end of the Term upon 60 days' prior written notice to the other party, provided that, in the event of such termination, Company shall be obligated to make the payments and provide the benefits described in Section 6 below.

     5. Termination. Executive's employment hereunder may be terminated during its Term under the following circumstances:

         (a) Death. Executive's employment hereunder shall terminate upon his death.

         (b) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been substantially unable to perform his duties hereunder for an entire period of six (6) consecutive months, and within thirty (30) days after written Notice of Termination is given after such six (6) month period, Executive shall not have returned to the substantial performance of his duties on a full-time basis, the Company shall have the right to terminate Executive's employment hereunder for "Disability", and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement.

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         (c)  Cause. The Company shall have the right to terminate Executive's employment for Cause, and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement.

         (d) Good Reason. Executive may terminate his employment for "Good Reason" within ninety (90) days after Executive has actual knowledge of the occurrence of an event giving rise to such,

         (e) Without Cause. The Company shall have the right to terminate Executive's employment hereunder without Cause by providing Executive with a Notice of Termination at least thirty (30) days prior to such termination, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

         (f) Without Good Raason. Executive shall have the right to terminate his employment hereunder without Good Reason by providing the Company with a Notice of Termination at least thirty (30) days prior to such termination, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

     6.  Termination procedure.

         (a) Notice Of Termination. Any termination of Executive's employment by the Company or by Executive during the Employment Period (other than termination pursuant to Section 5(a)) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 15. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) Date of Termination. "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated pursuant to Section 5(b), thirty (30) days after Notice of Termination (provided that Executive shall not have returned to the substantial performance of his duties on a full-time basis during such thirty (30) day period), and (iii) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such notice) set forth in such Notice of Termination.

     7. Compensation upon termination or during disability. In the event Executive is disabled or his employment terminates during the Term, the Company shall provide Executive with the payments and benefits set forth below. Executive acknowledges and agrees that the payments set forth in this
Section 7 constitute liquidated damages for termination of his employment during the Employment Period.

         (a) Termination By Company Without Cause Or By Executive For Good Reason. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason:

              (i) within five (5) days following such termination, the Company shall pay to Executive (A) his Base Salary and Bonus earned and/or accrued, but unpaid through the Date of Termination, as soon as practicable following the Date of Termination, and (B) a pro rata portion of Executive's annual bonus for the fiscal year in which Executive's Date of Termination occurs in

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an amount at least equal to (1) Executive's target Bonus amount, multiplied by
(2) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator of which is three hundred sixty-five (365) (the "Pro-Rated Bonus"); and

              (ii) the Company shall maintain in full force and effect, for the continued benefit of Executive, his spouse and his dependents for a period of three (3) years following the Date of Termination the medical, hospitalization, dental, long-term care and life insurance programs in which Executive, his spouse and his dependents were participating immediately prior to the Date of Termination at the level in effect and upon substantially the same terms and conditions (including without limitation contributions required by Executive for such benefits) as existed immediately prior to the Date of Termination;

              (iii) the Company shall reimburse Executive for any reasonable monthly expenses incurred, but not paid prior to such termination of employment; and

              (iv) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company; and

          (b) Cause Or By Executive Without Good Reason. If Executive's employment is terminated by the Company for Cause or by Executive (other than for Good Reason):

              (i) the Company shall pay Executive his Base Salary and accrued Bonus through the Date of Termination, as soon as practicable following the Date of Termination; and

              (ii) the Company shall reimburse Executive for any reasonable monthly expenses incurred, but not paid prior to such termination of employment; and

              (iii) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company.

          (c) Disability. During any period that Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), Executive shall continue to receive his full Compensation as set forth in Section 2 until his employment is terminated pursuant to Section 5(b). In the event Executive's employment is terminated for Disability pursuant to Section 5(b):

               (i) the Company shall pay to Executive (A) his Base Salary, Bonus and accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination, (B) his Pro-Rated Bonus and (C) Continued Benefits for one (1) year; and

               (ii) the Company shall reimburse Executive for any reasonable monthly expenses incurred, but not paid prior to such termination of employment; and

               (iii) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company.

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          (d)  Death. If Executive's employment is terminated by his death:

               (i) the Company shall pay in a lump sum to Executive's beneficiary, legal representatives or estate, as the case may be, in the amount of Executive's Base Salary, Bonus and accrued vacation pay through the Date

                (ii) the Company shall reimburse Executive's beneficiary, legal representatives, or estate, as the case may be, for any reasonable monthly expenses incurred, but not paid prior to such termination of employment; and

                (iii) Executive's beneficiary, legal representatives or estate, as the case may be, shall be entitled to any other rights, compensation and benefits as may be due to any such persons or estate in accordance with the terms and provisions of any agreements, plans or programs of the Company.

     8.  Gross-Up

         (a) In the event it shall be determined that any payment or distribution by the Company or other amount with respect to the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
Section 8 (a "Payment"), is (or will be) subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are (or will be) incurred by the Executive with respect to the excise tax imposed by Section 4999 of the Code with respect to the Company (the excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), or it is found that Executive's grant of Restricted Stock is subject to the imposition of tax under the Code or any interest or penalties are (or will be) incurred by the Executive with respect to the Restricted Stock (cumulatively "Additional Tax"), the Executive shall be entitled to receive an additional cash payment (a "Gross-Up Payment") from the Company in an amount equal to the sum of the Additional Tax and an amount sufficient to pay the cumulative taxes and all cumulative income taxes (including any interest and penalties imposed with respect to such taxes) relating to the Gross-Up Payment so that the net amount retained by the Executive is equal to all payments to which Executive is entitled pursuant to the terms of this Agreement (excluding the Gross-Up Payment) or otherwise less income taxes (but not reduced by the Additional Tax or by income taxes attributable to the Gross-Up Payment).

          (b) Subject to the provisions of subsection (c) of this Section 8, all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at the determination, shall be made by a nationally recognized certified public accounting firm selected by the Company with the consent of the Executive, which should not unreasonably be withheld (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 30 days after the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Company, as determined in accordance with this Section 8, shall pay any Gross-Up Payment to the Executive within five days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Additional Tax is payable by the Executive, it shall so indicate to the Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of uncertainty in the application of Section 4999 of the Code and / or the determination of value as related to the Restricted Stock at the time of the initial determination by the Accounting Firm, it is possible that Gross-Up Payments that the Company should have made will not have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies in accordance with subsection (c) of this Section 8 and the Executive thereafter is required to make a payment of any Additional Tax, the Accounting Firm shall determine the amount of Underpayment that has occurred and the Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require a Gross-Up Payment (that has not already been paid by the Company). The notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of the claim and shall apprise the Company of the nature of the claim and the date on which the claim is requested to be paid. The Executive shall not pay the claim prior to the expiration of the 30-day period following the date on which the Executive gives notice to the Company or any shorter period ending on the date that any payment of taxes with respect to the claim is due. If the Company notifies the Executive in writing prior to the expiration of the 30-day period that it desires to contest the claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to the claim;

               (ii) take any action in connection with contesting the claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to the claim by an attorney reasonably selected by the Company;

               (iii) cooperate with the Company in good faith in order effectively to contest the claim; and

               (iv) permit the Company to participate in any proceedings relating to the claim.

The Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with the contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Additional Tax or income tax (including interest and penalties with respect thereto) imposed as a result of the representation and payment of costs and expenses. Without limitation of the forgoing provisions of this
Section 5, the Company shall control all proceedings taken in connection with the contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of the claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute the contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine. If the Company directs the Executive to pay the claim and sue for a refund, the Company shall advance the amount of the payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Additional Tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance; and any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due shall be limited solely to the contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to subsection (c) of this Section 8, the Executive becomes entitled to receive any refund with respect to the claim, the Executive shall, subject to the Company's compliance with the requirements of subsection (c) of this Section 8, promptly pay to the Company the amount of the refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to subsection (c) of this Section 8, a determination is made that the Executive shall not be entitled to any refund with respect to the claim and the Company does not notify the Executive in writing of its intent to contest the denial of refund prior to the expiration of 30 days after the determination, then the advance shall be forgiven and shall not be required to be repaid and the amount of the advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     9. Definitions. For purposes of this Agreement, the following definitions shall apply:

         (a)   The "Board" shall mean the Board of Directors of Company.

         (b) The "Incumbent Board" shall mean the members of the Board as of the date of this Agreement and any person becoming a member of the Board hereafter whose election, or nomination for election by Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Company).

         (c)   "Change in Control" shall mean:

               (i) The acquisition (other than from Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, any employee benefit plan of Company or its subsidiaries which acquires beneficial ownership of voting securities of Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally in the election of directors; or

               (ii) The failure for any reason of individuals who constitute the Incumbent Board to continue to constitute at least a majority of the Board; or

               (iii) Approval by the stockholders of Company of a reorganization, merger, consolidation, in each case, with respect to which the shares of Company voting stock outstanding immediately prior to such reorganization, merger or consolidation do not constitute or become exchanged for or converted into more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of the assets of Company.

          (d)  "Good Reason" shall mean:

               (i) Without the express written consent of the Executive, the assignment to Executive of any duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
Section 1 above, or any other action by Company which results in a diminution of such position, authority, duties or responsibilities, including any diminution of position due to Executive's becoming head of a division of a larger company rather than Chairman and Chief Executive Officer; or

               (ii)  A Change in Control occurs; or

               (iii) Without the express written consent of the Executive, a reduction in the overall level of Executive's compensation or benefits as provided in Section 2, including, but not limited to, the alteration of the formula for calculating the target bonus payment described in Section 2(b), above, in a manner that results in a lower value for such benefit; or

               (iv)  The Company breaches this Agreement; or

               (v) The Company fails to have Directors and Officers insurance in place after December 1, 2002. (Notwithstanding, the parties agree that it will be Executive's responsibility to use his best efforts to keep such insurance in full force and effect after it has been secured throughout the term hereof); or

               (vi) Without the express written consent of the Executive, the failure of Executive to be Chairman of the Board of Directors or the nomination by the Board of a Chairman (or person serving in a similar capacity) of a person other than Executive or the failure of the Board to appoint the Executive to the chairman or co-chair of the Finance Committee of the Board, except to the extent that applicable law or regulation requires otherwise.

The Company will have 15 days after receiving written notice from Executive specifying the grounds for Good Reason to cure a Good Reason event or omission under this subsections 8(d).

          (e) "Disability" shall mean the total and permanent inability of Executive due to illness, accident or other physical or mental incapacity to perform the usual duties of his employment under this Agreement, as determined by a physician selected by Company and acceptable to Executive or Executive's legal representative, which agreement as to acceptability shall not be unreasonably withheld.


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          (f)  "Cause" shall be defined solely as (i) Executive's conviction of a felony or of any crime involving moral turpitude, and affirmance of such conviction following the exhaustion of any appeals; (ii) willful refusal of Executive to substantially perform all of his duties and responsibilities, or Executive's persistent willful neglect of duty or chronic, willful unapproved absenteeism other than for a temporary or permanent Disability, which remains uncured following thirty days after written notice of such alleged Cause by the Board of Directors; or (iii) any material and substantial breach by Executive of other terms and conditions of this Agreement, which, in the reasonable, good faith judgment of the Board of Directors, has a material adverse financial effect on the Company or on Executive's ongoing abilities to carry out his duties under this Agreement and which remains uncured following thirty days after written notice of such alleged Cause by the Board of Directors.

    10. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

    11. Indemnification. The Company agrees to indemnify the Executive pursuant to the indemnification agreement attached hereto at Exhibit B.

    12. Confidential Information. Executive agrees to enter into the Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

     13.   Non-Compete; Non-Solicit.

           (a) The parties hereto recognize that Executive's services are special and unique and that the level of compensation and the provisions herein for compensation under Section 2 are partly in consideration of and conditioned upon Executive's not competing with the Company, and that Executive's covenant not to compete or solicit as set forth in this Section 13 during and after employment is essential to protect the business and good will of the Company.

           (b) Executive agrees that during the term of employment with the Company and for a period of twenty-four (24) months thereafter (the "Covenant Period"), Executive shall not render services for any of the three (3) organizations designated by the Board in a writing delivered to Executive within thirty (30) days after the Employment Commencement Date (the "Prohibited List"). The Prohibited List may be changed by the Board from time to time (but there may never be more than three (3) entities listed) by written notice to Executive, such notice to be effective only if Executive's commencement of rendering services for such entity is ninety (90) or more days after the giving of such notice. The scope of the non-competition clause under any equity plan, benefit plan or other plan, agreement or arrangement of the Company shall not be deemed to prohibit Executive's actions or, except as pursuant to a provision in a Company plan or grant agreement that precludes future vesting or exercisability at the time competition is entered into, serve as a basis for any reduction or forfeiture of benefits or payments thereunder unless such actions violate this Section 13(b) of this Agreement.

           (c) During the Covenant Period, Executive shall not, directly or indirectly, disrupt, damage or interfere with the operation or business of the Company by soliciting or recruiting its employees for Executive or others, but the foregoing shall not prevent Executive from giving references.

           (d) During the Covenant Period, Executive shall not, without prior written authorization from the Company, violate the agreement entered into pursuant to Section 11 hereof.

           (e) Executive agrees that the Company would suffer an irreparable injury if Executive was to breach the covenants contained in Sections 13(b),
(c) or (d) and that the Company would by reason of such breach or threatened breach be entitled to injunctive relief in a court of appropriate jurisdiction and Executive hereby stipulates to the entering of such injunctive relief prohibiting Executive from engaging in such breach.

           (f) If any of the restrictions contained in this Section 13 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions thereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this Section 13 in its reduced form for all purposes in the manner contemplated hereby.

    14. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

    15. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Recom Managed Systems, Inc.
4705 Laurel Canyon, Penthouse
Studio City, CA 91607
Attn: Board of Directors

If to Executive:

Marvin H. Fink
at the last residential address known by the Company.

    16. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

    17.   Arbitration.

          (a) Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Los Angeles, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) will apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

    18. Integration Clause. This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings -- whether oral, written or both -- of the parties with respect to the subject matter hereof. In the case of this particular Agreement, there have been no prior or contemporaneous agreements, representations and understandings between or among the parties hereto, and the only agreement that formed the topic of negotiations and discussions is contained herein. The parties agree that this Agreement may not be modified and that no attempted modification by the parties shall be binding upon either party hereto unless contained in a written instrument executed by the party to be charged. Accordingly, this Agreement may not be so modified by a writing that is unsigned by the party to be charged and this Agreement may not be modified by any oral amendment, oral agreement or other oral modification. In fact, any oral amendment or written modification that remains unsigned by the party to be charged is invalid in that the parties intend that there is no consideration for any future promises that are not contained in writing and the parties hereto specifically agree that this be the case.

     19. Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

     20. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.










































                  [Remainder of Page Intentionally Left Blank]

                                  Schedule A

                                Bonus Computation



Cash Bonus Compensation

Period                               Calculation
--------------------------------     ---------------------------------------

Effective Date through Month 12      No Cash Bonus is Available

Month 13 through Month 24            Executive is entitled to receive ten
                                     percent (10%) of the Company's after tax earnings not Taking into account extraordinary expenses.

Month 25 through Month 36            Executive is entitled to receive fifteen
                                     percent (15%) of the Company's after tax earnings not taking into account extraordinary expenses.

Month 37 through Month 48            Executive is entitled to receive fifteen
                                     percent (15%) of the Company's after tax earnings not Taking into Account extraordinary expenses.

In addition to any Cash Bonus Compensation as stated above, the Company agrees that it will grant to Executive, within 10 days of the occurrence of a triggering event, as described below, shares of Restricted Stock as provided for in the metrics below, if at the time of the grant, Executive is an Employee of the Company. The grant will be made subject to a restricted stock agreement (the "Restricted Stock Agreement"), in substantially the form of Exhibit A.

Non-Cash Bonus Compensation


Trigger Event                        Restricted Stock Grant
--------------------------------     --------------------------------------

The Company qualifies, is listed,    Executive shall be granted 200,000
and begins trading on the NASDAQ     shares of the Company's Common Stock
National Market, NYSE or American
Stock Exchange.

The occurrence of a change in        Executive shall receive stock in
control as defined in section 8      an amount which is the lesser of:
of this Agreement                    200,000 shares of Common Stock; or
                                     shares having a market value of
                                     $5,000,000

                                   EXHIBIT A

                           Restricted Stock Agreement



                           RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT, dated as of October 14, 2002 ("Grant Date") by and between Recom Managed Systems, Inc., a Delaware Corporation ("Company"), and Marvin H. Fink ("Employee"), is entered into as follows:

     WHEREAS, the Compensation Committee of the Board of Directors of the Company ("Committee") determined that the Employee be granted shares of the Company's $.001 par value Common Stock ("Stock") subject to the restrictions stated below, as reflected in the terms and conditions contained in the Employment Agreement by and between the Employee and the Company made as of October 14, 2002 (the "Employment Agreement") and as hereinafter set forth;

     WHEREAS, the Company and Employee acknowledge and agree that Company: (i) is a development stage start-up business; (ii) has no market capitalization of any significance; (iii) has no operations; (iv) has no staff that can perform the services described herein; and (v) although it currently intends to develop devices and products, does not have the current capability to do so for a variety of reasons including, but not limited to, the lack of seed financing necessary to maintain appropriate staffing and developmental levels to enable it to achieve its business plan.

     WHEREAS, the Company and Employee further acknowledge and agree that as a result of the Company's current state and condition as described in these recitals, the Stock granted herein has a diminimus value and for all intents and purposes is worthless as of the date hereof:

     NOW, THEREFORE, the parties hereby agree as follows:

1.   Grant of Stock.

     Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee 700,000 shares of Stock.

2.   Vesting Schedule.

     The interest of the Employee in the Stock shall vest quarterly at a rate of 8.33% per 3 month period as to one-third of such Stock shall be vested on the first anniversary of the Grant Date, and as to an additional one-third on each succeeding anniversary date, so as to be 100% vested on the third anniversary thereof, conditioned upon the Employee's continued employment with the Company as of each vesting date. Notwithstanding the foregoing, the interest of the Employee in the Stock shall vest as to:

     (a) 100% of the then unvested Stock upon the Employee's termination of employment due to death, a "Disability Termination" (as defined in the Employment Agreement), involuntary termination by the Company other than for "Cause" (as defined in the Employment Agreement) or voluntary termination by the Employee for "Good Reason" (as defined in the Employment Agreement); or

     (b) 100% of the then unvested Stock upon a "Change of Control" (as defined in the Employment Agreement); or

     (c) In the event the Company has not secured a Directors and Officer's policy and Errors and Omissions insurance policy within 90 days of Employee joining the company

3.   Restrictions.

     (a) The Stock or rights granted hereunder may not be sold, pledged or otherwise transferred until the Stock becomes vested in accordance with
Section 2. The period of time between the date hereof and the date Stock becomes vested is referred to herein as the "Restriction Period."

     (b) If the Employee's employment with the Company is terminated by the Company for Cause or voluntarily by the Employee (other than for Good Reason), the balance of the Stock subject to the provisions of this Agreement which have not vested at the time of the Employee's termination of employment shall be forfeited by the Employee, and ownership transferred back to the Company.

4.   Legend.

     All certificates representing any shares of Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS
     CORPORATION."

5.   Escrow.

     The certificate or certificates evidencing the Stock subject hereto shall be delivered to and deposited with the Secretary of the Company as Escrow Agent in this transaction. The Stock may also be held in a restricted book entry account in the name of the Employee. Such certificates or such book entry shares are to be held by the Escrow Agent until termination of the Restriction Period, when they shall be released by said Escrow Agent to the Employee.

6.   Employee Shareholder Rights.

     During the Restriction Period, the Employee shall have all the rights of a shareholder with respect to the Stock except for the right to transfer the Stock, as set forth in Section 3 and except as set forth in Section 7. Accordingly, the Employee shall have the right to vote the Stock and to receive any cash dividends paid to or made with respect to the Stock.

7.   Changes in Stock.

     In the event that as a result of (a) any stock dividend, stock split or other change in the Stock, or (b) any merger or sale of all or substantially all of the assets of other acquisition of the Company, and by virtue of any such change the Employee shall in his capacity as owner of unvested shares of Stock which have been awarded to him (the "Prior Stock") be entitled to new or additional or different shares or securities, such new or additional or different shares or securities shall thereupon be considered to be unvested Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Stock pursuant to this Agreement.

8.   Disability Termination or permanent and total disability of Employee.

     In the event of a Disability Termination or permanent and total disability of the Employee, any unpaid but vested Stock shall be paid to the Employee if legally competent or to a legally designated guardian or representative if the Employee is legally incompetent.

9.   Death of Employee.

     In the event of the Employee's death after the vesting date but prior to the payment of Stock, said Stock shall be paid to the Employee's estate or designated beneficiary.

10.  Taxes.

     The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Stock hereunder. The Employee may elect to satisfy such withholding tax obligation by having the Company retain Stock having a fair market value equal to the Company's minimum withholding obligation .

11.  Miscellaneous.

     (a) The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     (b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

     (c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at her address then on file with the Company.

     (d) Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant the Employee any right to remain in the employ of the Company.

     (e) This Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof.


               [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


COMPANY:

Recom Managed Systems, Inc.





By: /s/ Steven Sparks
Its:

EMPLOYEE:

Marvin H. Fink





By: /s/ Marvin H. Fink
Its:

                                  EXHIBIT B

                       Company Indemnification Agreement


                            INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT ("Agreement") is made as of this day, October 14, 2002, by and between Recom Managed Systems, Inc., a Delaware corporation (the "Company"), and Marvin H. Fink. ("Indemnitee").

     WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors' and officers' liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

     WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

     WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection; and

     WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

     NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

     1.     INDEMNIFICATION.

            (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

          (b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while
an officer or director or by reason   of the fact that Indemnitee is or was
serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee's duty to the Company and its shareholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

     2.  EXPENSES; INDEMNIFICATION PROCEDURE.

         (a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemni fied by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

         (b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

          (c) Procedure. Any indemnification provided for in Section 1 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any com mittee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual deter mination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

          (d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

          (e) Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indem nitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense; and (ii) if
(A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

     3.  ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

         (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Articles of Incorporation, the Company's By-laws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

          (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, its By-laws, any agreement, any vote of shareholders or disinterested directors, the California General Corporation Law, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding.

     4. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

     5. MUTUAL ACKNOWLEDGEMENT. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

     6. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The Company shall, maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. In all policies of directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall maintain such insurance. In the event such insurance laps or the Company is no longer able to maintain such coverage in place, the Executive, at his sole discretion, may terminate his employment with such termination deemed for Good Cause as defined under his Employment Agreement. Notwithstanding any provision hereof to the contrary, the Company shall have until December 1, 2002 to get such insurance in place and in full force and effect. After such date, the Executive shall use reasonable efforts to assist the Company in keeping such insurance in full force and effect.

     7. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

     8. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

         (a) Excluded Acts. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law.

         (b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 317 of the California General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

         (c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

         (d) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company; or

         (e) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

     9. EFFECTIVENESS OF AGREEMENT. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the California General Corporation Law, such provisions shall not be effective unless and until the Company's Articles of Incorporation authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

     10.  CONSTRUCTION OF CERTAIN PHRASES.

          (a) For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a con stituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          (b) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

     11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

     12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

     13. ATTORNEYS' FEES. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

     14. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

     15. CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of California.

     16. CHOICE OF LAW. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


COMPANY:

Recom Managed Systems, Inc.



By: /s/ Steven Sparks
Its:

INDEMNITEE:

Marvin H. Fink




By: /s/ Marvin H. Fink
Its:












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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


COMPANY:

Recom Managed Systems, Inc.



By: /s/ Steven Sparks
Its:

EXECUTIVE:

Marvin H. Fink





By: /s/ Marvin H. Fink
Its:


































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